EXHIBIT 16.1

June 7, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Landsea Homes Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Landsea Homes Corporation dated June 3, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Dallas, Texas

PricewaterhouseCoopers LLP, 2121 North Pearl Street, Suite 2000, Dallas, TX 75201

T: (214) 999 1400, www.pwc.com/us